Exhibit 107
Calculation of Filing Fee Tables
Form S-11
(Form Type)
Blackstone Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in Governing Instruments)
Table 1-Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class T-2 Common Stock; Class S-2 Common Stock; Class D-2 Common Stock; Class T Common Stock; Class S Common Stock; Class D Common Stock; Class I Common Stock	457(o)	—	—	$2,000,000,000	$153.10	$306,200	—	—	—	—
Fees Previously Paid	Equity	Class T-2 Common Stock; Class S-2 Common Stock; Class D-2 Common Stock; Class T Common Stock; Class S Common Stock; Class D Common Stock; Class I Common Stock	457(o)	—	—	$1,000,000,000	$153.10	$153,100	—	—	—	—
Fees Previously Paid	Equity	Class T Common Stock; Class S Common Stock; Class D Common Stock; Class I Common Stock	457(o)	—	—	$15,000,000,000	$147.60	$2,214,000	—	—	—	—
Carry Forward Securities

Carry Forward Securities	—	—	415(a)(6)	—	—	$42,000,000,000	—	—	S-11	333-260168	February 11, 2022	3,893,400
	Total Offering Amounts				—	$60,000,000,000	—	$2,673,300	—	—	—	—
	Total Fees Previously Paid				—	—	—	$2,367,100	—	—	—	—

Total Fee Offsets	—	—	—	—	—	—	—	—
Net Fee Due	—	—	—	$306,200[1]	—	—	—	—
Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fee Offset Claims
Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Table 3-Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—
1 Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement will include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-11 (File No. 333-260168) initially filed by the registrant on October 8, 2021 and declared effective on February 11, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered shares of the registrant’s common stock with a maximum aggregate offering price of $60 billion for sale pursuant to the registrant’s primary offering and the registrant’s distribution reinvestment plan. As of May 15, 2025, approximately $42.9 billion in shares of common stock remain unsold on the Prior Registration Statement. The registrant will identify in a pre-effective amendment to this Registration Statement the amount of shares of common stock to be carried forward to this Registration Statement from the Prior Registration Statement and any new shares of common stock to be registered. For purposes of calculating the registration fees due in connection with the filing of this Registration Statement, the registrant has assumed that $42.0 billion of unsold shares of common stock originally registered for sale pursuant to the Prior Registration Statement will be carried forward to this Registration Statement. Pursuant to Rule 415(a)(6) the registration fees in the amount of $3,893,400 previously paid with respect to such unsold securities will continue to apply to such unsold securities. Thus, after taking into account the previously registered unsold securities, the $15 billion of new shares of common stock registered by the registrant in connection with the initial filing of this Registration Statement on June 7, 2024 and the $1 billion of new shares of common stock registered by the registrant in connection with the filing of Pre-Effective Amendment No. 1 to this Registration Statement on November 29, 2025, the registration fee due for this registration statement is $306,200. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.